INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of CEL-SCI Corporation on Form S-1, of our report dated November 29, 1995, except for Note 14, as to which the date is December 23, 1995, appearing in the Prospectus, which is part of the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Washington, D.C.
June 10, 1996